Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement of RF Industries, Ltd., on Form S-3 (File No. 333-260851) of our report dated May 13, 2022, with respect to our audit of the financial statements of Microlab/FXR, LLC as of December 31, 2021, and for the year then ended, which report appears in the amended Form 8-K of RF Industries, Ltd. filed with the U.S. Securities and Exchange Commission on May 16, 2022.

/s/ PKF O’Connor Davies, LLP

New York, NY

May 16, 2022

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